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                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BYLAWS

                                       of



                              UNIDYNE CORPORATION




                          As adopted September 3, 1996
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                              UNIDYNE CORPORATION

                             A DELAWARE CORPORATION

                                     BYLAWS

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                                   ARTICLE I

                                  STOCKHOLDERS

                          SECTION 1.1  ANNUAL MEETING.  An annual meeting of
stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

                          SECTION 1.2  SPECIAL MEETINGS.  Special meetings of
stockholders for any purpose or purposes may be held at any time upon call of the Chairman, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice.

                          SECTION 1.3  NOTICE OF MEETINGS.  Written notice of
stockholders' meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the President or the Secretary to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

                          SECTION 1.4  QUORUM.  Except as otherwise provided by
law or in the Certificate of Incorporation or these Bylaws, at any
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meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section l.5 of these Bylaws until a quorum shall attend.

                          SECTION 1.5  ADJOURNMENT.  Any meeting of
stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                          SECTION 1.6  ORGANIZATION.  The Chairman shall call
to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the corporation to act as chairman of any meeting in the absence of the Chairman. The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the





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chairman of the meeting may appoint any other person to act as secretary of the meeting.

                          SECTION 1.7  VOTING.  Except as otherwise provided by
law or in the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the corporation entitled to elect such directors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                          SECTION 2.1  NUMBER AND TERM OF OFFICE.  The
business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of no less than three and no more than seven; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The Board of Directors shall be divided into three classes, which are hereby designated Class A, Class B and Class C. The term of office of the initial Class A directors shall expire at the next annual meeting of shareholders, that of the initial





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Class B directors at the second succeeding annual meeting of shareholders, and that of the initial Class C directors at the third succeeding annual meeting of shareholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders, and each shall serve until his respective successor has been elected and qualified. Directors need not be shareholders.

                          SECTION 2.2  MEETINGS.  Regular meetings of the Board
of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the President or by one of the directors then in office.
                          SECTION 2.3  NOTICE OF SPECIAL MEETINGS.  The
Secretary, or in his absence any other officer of the corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors at least twenty-four hours before the meeting, whether by mail, telegram, cable, radiogram, or personal service. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

                          SECTION 2.4  QUORUM AND ORGANIZATION OF MEETINGS.  A
majority of the total number of members of the Board of Directors





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as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.
Meetings shall be presided over by the Chairman, or in the absence of the Chairman, by such other person as the directors may select. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                          SECTION 2.5  COMMITTEES.  The Board of Directors may,
by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in





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the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the





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General Corporation Law of the State of Delaware.  Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

                          SECTION 2.6  ACTION WITHOUT MEETING.  Nothing
contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

                          SECTION 2.7  TELEPHONE MEETINGS.  Nothing contained
in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

                          SECTION 3.1  EXECUTIVE OFFICERS.  The executive
officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it





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may deem necessary or desirable.  Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

                          SECTION 3.2  POWERS AND DUTIES.  The Chairman shall
preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chairman, the President, or a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the Chairman. The officers and agents of the corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                     RESIGNATIONS, REMOVALS, AND VACANCIES

                          SECTION 4.1  RESIGNATIONS.  Any director or officer
of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                          SECTION 4.2  REMOVALS.  (a)  The Board of Directors,
by a vote of not less than a majority of the entire Board, at any





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meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

                          (b)  Any director or the entire Board of Directors
may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

                          SECTION 4.3  VACANCIES.  Any vacancy in the office of
any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

                                   ARTICLE V

                                 CAPITAL STOCK

                          SECTION 5.1  STOCK CERTIFICATES.  The certificates
for shares of the capital stock of the corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.





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                          SECTION 5.2  TRANSFER OF SHARES.  Shares of the
capital stock of the corporation may be transferred on the books of the corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the corporation or its transfer agent of the certificate representing such stock properly endorsed.

                          SECTION 5.3  FIXING RECORD DATE.  In order that the
corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                          SECTION 5.4  LOST CERTIFICATES.  The Board of
Directors or any transfer agent of the corporation may direct a new certificate or certificates representing stock of the corporation to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or





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certificates, the Board of Directors (or any transfer agent of the corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                          SECTION 5.5  REGULATIONS.  The Board of Directors
shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the corporation.

                                   ARTICLE VI

                                 MISCELLANEOUS

                          SECTION 6.1  CORPORATE SEAL.  The corporate seal
shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors.

                          SECTION 6.2  FISCAL YEAR.  The fiscal year of the
corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in each succeeding year.





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                          SECTION 6.3  NOTICES AND WAIVERS THEREOF.  (a)
Whenever any notice whatever is required by law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the corporation. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

                          (b)  Whenever any notice is required to be given by
law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

                          SECTION 6.4  STOCK OF OTHER CORPORATIONS OR OTHER
INTERESTS. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the corporation as may be from time to time authorized by the Board of Directors or the President shall have full power and authority on behalf of this corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities opound sterling any corporation or other entity in which this corporation may own or





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hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this corporation.

                                  ARTICLE VII

                                   AMENDMENTS

                          The holders of shares entitled at the time to vote
for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a majority of the entire Board. However, any Bylaw adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.





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